CHANGE IN TERMS AGREEMENT

Principal $10,000,000.00	Loan Date 03-01-2013	Maturity 03-01-2016	Loan No 155354101	Call / Coll CLS 07 / 240	Account 600714	Officer 765	Initials
References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item above containing “***” has been omitted due to text length limitations.

Borrower:	BISCO INDUSTRIES, INC.	Lender:	COMMUNITY BANK
	1500 N. LAKEVIEW AVENUE		ANAHEIM BRANCH
	ANAHEIM, CA 92807		1750 S. STATE COLLEGE BLVD.
ANAHEIM, CA 92806
(800) 788-9999

Principal Amount: $10,000,000.00	Date of Agreement: April 25, 2014

DESCRIPTION OF EXISTING INDEBTEDNESS.

A loan to Borrower evidenced by a Promissory Note dated November 15, 2000, as modified by Change in Terms Agreements dated May 1, 2001; July 1, 2001; September 1, 2001; October 19, 2001; April 30, 2002; June 17, 2002; August 28, 2002; September 16, 2002; October 28, 2002; January 24, 2003; March 27, 2003; June 1, 2003; October 1, 2003; December 1, 2003; February 1, 2004; May 1, 2004; June 23, 2004; August 1, 2004; February 1, 2005; April 1, 2005; April 1, 2006; March 28, 2007; June 1, 2007; July 13, 2007; March 27, 2008, May 15, 2008; March 3, 2009; March 23, 2010; April 16, 2010; October 1, 2010; January 3, 2011; March 1, 2011; May 10, 2012; September 18, 2012 and March 26, 2013 (“Note”).

DESCRIPTION OF COLLATERAL.

A security interest in personal property assets as described in two (2) Commercial Security Agreements each dated March 23, 2010 and a security interest in personal property assets as described in a Commercial Security Agreement dated August 1, 2004 (“Security Agreement”).

DESCRIPTION OF CHANGE IN TERMS.

EFFECTIVE AS OF March 27, 2014 (“Effective Date”):

MODIFICATION OF BUSINESS LOAN AGREEMENT. The Business Loan Agreement dated June 1, 2007 (“Loan Agreement”) is hereby modified and amended as follows:

1)     The paragraph entitled “Individual Guarantor” is hereby deleted in its entirety and replaced with the following:

Individual Guarantor. Borrower shall furnish to Lender as soon as available and in any event within thirty (30) days after filing, Individual Guarantor’s federal income tax returns and supporting schedules. Borrower shall furnish to Lender Individual Guarantor’s financial statement annually.

2)     The paragraph entitled “Tax Returns (EACO Corporation)” is hereby deleted in its entirety and replaced with the following:

Tax Returns (EACO Corporation). Borrower shall furnish to Lender as soon as available and in any event within thirty (30) days after filing, Corporate Guarantor’s federal income tax returns and supporting schedules, prepared by a tax professional satisfactory to Lender.

3)     The paragraph entitled “Effective Tangible Net Worth” is hereby deleted in its entirety and replaced with the following:

Effective Tangible Net Worth. Maintain an Effective Tangible Net Worth of not less than $13,500,000.00 to be measured at the end of each fiscal quarter. The term “Effective Tangible Net Worth” means Borrower’s total assets, less intangibles [i.e., goodwill, trademarks, patents, copyrights, organizational expenses, and similar intangible items, but including leaseholds and leasehold improvements], less amounts due from officers, partners, stockholders, directors, affiliates, and subsidiaries, less total liabilities, plus amounts subordinated to Lender, as evidenced by a subordination agreement, if any. The first measurement will be as of February 28, 2014.

4)     The paragraph entitled “Current Assets” is hereby deleted in its entirety and replaced with the following:

Current Assets. Borrower shall maintain a minimum current assets of $25,000,000.00 on a consolidated basis measured quarterly, per GAAP, Investments in Data I/O are to continue to be shown as non-current assets. The first measurement will be as of February 28, 2014.

5)     The Affirmative Covenants of Borrower are amended to include the following covenant:

Profit Retention. Notwithstanding anything to the contrary contained herein, Borrower further covenants and agrees with Lender, that a minimum of 50% of net profit after tax will be retained in the company at fiscal year end. To be measured on an annual basis.

MODIFICATION OF NOTE. The Note is hereby modified and amended as follows:

1)     The maturity date of the Note is hereby extended from March 1, 2015 to March 1, 2016.

PAYMENT. Borrower will pay this loan in full immediately upon Lender’s demand. If no demand is made. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on March 1, 2016. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning June 1, 2014, with all subsequent interest payments to be due on the same day of each month after that.

2)     The provision of the Note entitled “PRIMARY BANKING RELATIONSHIP” is hereby deleted in its entirety and replaced with the following:

PRIMARY BANKING RELATIONSHIP. Borrower and Lender acknowledge and agree that Borrower now maintains or will maintain its primary banking relationship, including its primary deposit account relationship (“Primary Banking Relationship”), with Lender. In the event Borrower ceases to maintain its Primary Banking Relationship with Lender (as determined by Lender in its sole discretion), the interest rate set forth in this Note shall be increased by one percent (1.00%), at Lender’s option, following a five (5) day written notice to the Borrower. The payments due after such notice is given to Borrower shall be recalculated in an amount necessary to amortize the principal balance for the remaining term of the loan.

CHANGE IN TERMS AGREEMENT
Loan No: 155354101	(Continued)	Page 2

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

BISCO INDUSTRIES, INC.

By:	/s/ GLEN F. CEILEY
GLEN F. CEILEY, Chairman and CEO of BISCO INDUSTRIES, INC.

LASER PRO Lending, Ver. 13.3.0.024 Copr. Harland Financial Solutions, Inc. 1997, 2014. All Rights Reserved. CA G:\CFI50\CFI\LPL\D20C.FC TR.21034 PR-38